   THE LIMITED PARTNER INTERESTS IN THE PARTNERSHIP REPRESENTED BY THIS LIMITED PARTNERSHIP AGREEMENT HAVE BEEN ACQUIRED FOR
INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. WITHOUT SUCH REGISTRATION, SUCH INTERESTS MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED AT ANY TIME WHATSOEVER, EXCEPT UPON
DELIVERY TO THE GENERAL PARTNER OF AN OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO THE GENERAL PARTNER OF SUCH OTHER EVIDENCE THAT MAY BE
SATISFACTORY TO THE GENERAL PARTNER TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

                             ---------------------

                                 AGREEMENT OF
                            LIMITED PARTNERSHIP OF
                        COMPACT DISC INVESTMENTS XV, LTD.


   This Agreement of Limited Partnership (this "Agreement") is entered into to be effective as of April 30, 1996, by and among BDMAC, L.C., a Texas limited liability company, as General Partner (herein so called), and each of the other parties whose Subscription Agreements with respect to Units are accepted by the General Partner (such other parties collectively referred to herein as to "Limited Partners").

I. FORMATION

   The parties hereby form a limited partnership (the "Partnership") pursuant to the provisions of the Texas Revised Limited Partnership Act, for the purposes and upon the terms and conditions set forth in this Agreement.

II. CERTIFICATE OF LIMITED PARTNERSHIP

   A Certificate of Limited Partnership of the Partnership shall be filed or recorded in such public offices as is required under applicable law or deemed advisable in the discretion of the General Partner. Amendments to this certificate also shall be file or recorded in such public offices as is required under applicable law or deemed advisable in the discretion of the General Partner.

III. NAME AND PRINCIPAL PLACE OF BUSINESS

   The name of the Partnership is "Compact Disc Investments XV, Ltd.," and its principal place of business shall be 8080 North Central, Suite 1610, Dallas, Texas 75206. Additional or other places of business may be established at such locations and in such jurisdictions as the General Partner may from time to time determine. The General Partner shall promptly notify the Partners of any change in the Partnership's principal place of business.

IV.   TERM OF PARTNERSHIP

   The Partnership shall continue for a period ending the earlier of (i) December 31, 2046, which date may be extended to a later date by the General Partner in its discretion, (ii) the date of occurrence of any of the events specified in Section 19.1 hereof as causing the Partnership to be dissolved, or (iii) the date on which the Partnership is dissolved by operation of law or judicial decree.

V.   DEFINITIONS

   5.1 AFFILIATE means (a) any other person directly or indirectly controlling, controlled by or under common control with such person, (b) any other person owning or controlling ten percent or more of the outstanding voting securities of such person, (c) any officer, director or partner of such person, and (d) if such person is an officer, director or partner, any company for which such person acts in any such capacity.

   5.2 CAPITAL ACCOUNT. With respect to each Partner, the account computed and maintained for such Partner pursuant to Section 8.3.

   5.3   CAPITAL ACCOUNT DEDUCTION.   For any taxable year of the
Partnership, each item of deduction or loss of the Partnership for such taxable year, determined in the same manner as such item of deduction or loss is determined for federal income tax purposes.

   5.4 CAPITAL ACCOUNT GROSS INCOME. For any taxable year of the Partnership, each item of gross income of the Partnership for such taxable year, determined in the same manner as such item of gross income is determined for federal income tax purposes, except any income received by the Partnership that is exempt from federal income tax shall be included.

   5.5 CAPITAL CONTRIBUTION means the amount of money contributed to the capital of the Partnership by a Partner.

   5.6 CODE means the Internal Revenue Code of 1986, as may be amended from time to time. All references herein to sections of the Code shall include any corresponding provision or provisions of succeeding law.

   5.7 CONSENT OF THE LIMITED PARTNERS means the written consent of Limited Partners whose Units constitute a majority of the aggregate Units held by all Limited Partners.

   5.8 DISTRIBUTION VALUE. With respect to any property distributed to a Partner by the Partnership, the fair market value (determined without regard to Section 7701(g) of the Code) of such property at the time of distribution (net of liabilities secured by such distributed property

AGREEMENT OF LIMITED PARTNERSHIP - PAGE 3 that such Partner assumes or takes subject to in connection with such distribution), as determined by the General Partner using such reasonable method of valuation as he deems appropriate.

   5.9 EVENT OF WITHDRAWAL. Any of the following occurrences with respect to the General Partner: (1) the General Partner makes an assignment for the benefit of creditors, (2) the General Partner files a voluntary petition in bankruptcy, (3) the General Partner becomes the subject of an order for relief or is declared insolvent in any federal or state bankruptcy or insolvency proceeding, (4) the General Partner files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any law, (5) the General Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it pursuant to parts (1) through (4) above, (6) the General Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the General Partner or of all or any substantial part of its properties, (7) the lapse of 120 days after the commencement of any proceeding against the General Partner seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law if such proceeding has not been previously dismissed, (8) the lapse of 90 days after the appointment, without the consent or acquiescence of the General Partner, of a trustee, receiver or liquidator of the General Partner or all or any substantial part of the properties of the General Partner if such appointment has not previously been vacated or stayed, (9) the lapse of 90 days after the date of expiration of a stay, if the appointment has not previously been vacated, (10) the dissolution of the General Partner, or the filing by the General Partner of articles of dissolution with the Secretary of State, (11) the withdrawal of the General Partner in accordance with
Section 18.2, or (12) the termination of the General Partner's status as a General Partner pursuant to Section 15.1.

   5.10 GENERAL PARTNER means BDMAC, L.C., a Texas limited partnership, or any other person or entity who succeeds it in that capacity.

   5.11 LIMITED PARTNER means the persons described at Section 7.2 of this Agreement, any person or entity who is admitted to the Partnership as a Limited Partner following the formation of the Partnership in accordance with the provisions of this Agreement, or an assignee of any such person or entity who has been admitted to the Partnership as a Limited Partner.

   5.12 MEMORANDUM. The Personal and Confidential Private Placement Memorandum dated April 30, 1996, which offers Units in the Partnership.

   5.13 ORGANIZATION AND OFFERING EXPENSES. All costs of organizing the Partnership and offering and selling the Units, including, but not limited to, expenses for travel, printing, engraving, mailing, expenses of qualification of the sale of such Units under federal and state law, including taxes and fees, and accountants' and attorneys' fees, and other front-end fees, but excluding dealer allowances or commissions, if any.

   5.14 PARTNERS mean collectively the General Partner and the Limited Partners, and reference to a "Partner" shall be to any one of the Partners.

AGREEMENT OF LIMITED PARTNERSHIP - PAGE 4

   5.15 PAYOUT means that point in time at which the aggregate amount of cash theretofore distributed to a Limited Partner is equal to such Limited Partner's Capital Contribution plus the twelve percent preferred return. Payout will be determined separately for each Limited Partner.

   5.16 REGULATIONS means the regulations promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code. All references herein to sections of the Regulations shall include any corresponding provision or provisions of succeeding, similar, substitute, proposed or final Regulations.

   5.17 SUBSCRIPTION means the Capital Contribution made by a Limited
Partner.

   5.18 SUBSCRIPTION AGREEMENT means a Subscription Agreement for the Partnership, in the form set forth as Attachment I to this Agreement, pursuant to which a Limited Partner subscribes to purchase Units.

   5.19 UNIT means a Limited Partner interest representing a Capital Contribution of $10,000 made pursuant to a Limited Partner's Subscription Agreement.

   5.20 PREFERRED RETURN means a twelve percent preferred return will be paid to all limited partners prior to any distributions which are shared between the limited and general partner. The preferred return is paid on the current balance of the limited partner's capital contribution less any capital returned over and above the preferred return.



VI. PURPOSE OF PARTNERSHIP

   6.1 PURPOSE AND BUSINESS. The purpose and business for which the Partnership is formed shall be to engage in any lawful business for which limited partnerships may be formed under the Texas Revised Limited Partnership Act, including, without limitation, to engage in any or all of the following acts:

   (a)  Sue, be sued, complain and defend in all courts;

   (b) Transact its business, carry on its operations and have and exercise the powers granted by this section in any state, territory, district or possession of the United States, and in any foreign country;

   (c) Make contracts and guarantees, incur liabilities, and borrow money;

AGREEMENT OF LIMITED PARTNERSHIP - PAGE 5

   (d) Sell, convey, lease, exchange, transfer, mortgage, pledge, and otherwise dispose of all or any part of its property and assets;

   (e) Acquire by purchase or in any other manner, take, receive, own, hold, improve, and otherwise deal with any interest in real or personal property, wherever located;

   (f) Issue notes, bonds and other obligations and secure any of them by mortgage, deed of trust, pledge or security interest of or in any or all of its assets;

   (g) Purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, loan, pledge or otherwise dispose of and otherwise use and deal in and with stock or other interests in and obligations of domestic and foreign corporations, associations, general or limited partnerships, limited liability companies, business trusts, and individuals;

   (h) Invest its surplus funds, lend money from time to time in any manner which may be appropriate to enable it to carry on the operations or fulfill the purposes set forth in this Agreement, and take and hold real property and personal property as security for the payment of funds so loaned or invested;

   (i) Elect or appoint agents and define their duties and fix their compensation;

   (j) Be a promoter, stockholder, partner, member, associate, or agent of any corporation, partnership, limited liability company, joint venture, trust or other enterprise;

   (k) Make and alter operating agreements, not inconsistent with this Agreement or with the laws of this state, for the administration and regulation of the affairs of the Partnership;

   (l) Cease its activities and dissolve;

   (m) Do every other act not inconsistent with law which is appropriate to promote and attain the purposes set forth in this Agreement; and

   (n) Transact any or all other lawful business for which limited partnerships may be formed under Texas law.

AGREEMENT OF LIMITED PARTNERSHIP - PAGE 6

VII. PARTNERS

   7.1  GENERAL PARTNER. The General Partner and its address are as follows:

                          BDMAC L.C.
                          8080 North Central, Suite 1610
                          Dallas, TX  75206

   7.2 LIMITED PARTNERS

       (a) LIMITED PARTNERS. The Limited Partners shall be those persons whose Subscription Agreements with respect to Units are accepted by the General Partner. The addresses of the Limited Partners are set forth in their respective Subscription Agreements.

       (b) ADMISSION OF ADDITIONAL LIMITED PARTNERS. Following the formation of the Partnership, additional Limited Partners may be admitted only with the written consent of the General Partner and the Consent of the Limited Partners, except as provided by Section 15.5 hereof.

VIII.  CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

   8.1 CAPITAL CONTRIBUTIONS

       (a)  CAPITAL CONTRIBUTIONS OF THE GENERAL PARTNER.

            (i) As each Limited Partner Subscription is received and accepted by the General Partner, the General Partner will make a Capital Contribution in an amount equal to one percent (1%) of such subscription (including for such purpose the amount of the Capital Contribution of the General Partner).

            (ii) The General Partner may make additional Capital
       Contributions, but shall not be required to make any additional Capital Contributions, except as may be required herein or by applicable law.

       (b) CAPITAL CONTRIBUTIONS OF THE LIMITED PARTNERS.

            (i) Each Limited Partner shall make a Capital Contribution of the amount set forth in his Subscription Agreement, which shall be $10,000 per Unit subscribed. Units shall be issued to Limited Partners whose executed Subscription Agreements are accepted by the General Partner.

            (ii) Except as may be required by applicable law, the Limited Partners shall not have any obligation to make further contributions to the capital of the Partnership.

AGREEMENT OF LIMITED PARTNERSHIP - PAGE 7

   8.2 WITHDRAWAL OF CAPITAL. No Partner shall have any right to withdraw or make a demand for withdrawal of any Partner's Capital contribution but shall only be entitled to distributions as provided herein.

   8.3 CAPITAL ACCOUNTS. The Partnership shall maintain for each Partner a Capital Account in accordance with the following rules:

       (a) BALANCE. The balance of a Partner's Capital Account shall be increased and decreased as follows:

           (i) The balance of a Partner's Capital Account shall be increased by (a) the amount of such Partner's Capital Contribution to the Partnership and (b) the amount of Capital Account Gross Income that is allocated to such Partner pursuant to this Agreement.

           (ii) The balance of a Partner's Capital Account shall be decreased by (a) the amount of money and the Distribution Value of any property that the Partnership distributes to such Partner and
       (b) the amount of Capital Account Deductions and expenditures of the Partnership described in Section 705(a)(2)(B) of the Code that is allocated to such Partner pursuant to this Agreement.

       (b) ADJUSTMENTS FOR UNREALIZED GAIN AND UNREALIZED LOSS. For purposes of computing and maintaining Capital Accounts pursuant to Section 8.3(a), immediately prior to the distribution of any property of the Partnership to a Partner (including a distribution in liquidation of the Partnership), the amount of unrealized income or gain with respect to such property shall be deemed to be an item of Capital
   Account Gross Income recognized by the Partnership and shall be allocated to the Partners as provided in Section 10.3, and the amount of unrealized loss or deduction with respect to such property shall be deemed to be an item of Capital Account Deduction recognized by the Partnership and shall be allocated to the Partners as provided in Section 10.3. For purposes of this Subsection (b), the unrealized income or gain with respect to a property of the Partnership shall be equal to the excess of the fair market value of such property (taking Section 7701(g) of the Code into account) on the date of distribution over the adjusted tax basis of such property and the unrealized loss or deduction with respect to a property of the Partnership shall be equal to the adjusted tax basis of such property over the fair market value of such property (taking Section 7701(g) of the Code into account) on the date of distribution. For purposes of this Subsection (b), the fair market value of distributed property shall be determined by the General Partner using such reasonable method of valuation as it deems appropriate.

       (c) CAPITAL ACCOUNTS OF TRANSFEREES. A transferee of an interest in the Partnership shall succeed to the Capital Account attributable to such interest, and there shall be no adjustment to the Capital Accounts as a result of such transfer; provided,

AGREEMENT OF LIMITED PARTNERSHIP - PAGE 8 however, that in the event the Partnership makes an election under
   Section 754 of the Code, appropriate adjustments pursuant to such Section shall be made to the Capital Account of each Partner affected by such election; provided further, that if the transfer causes a termination of the Partnership pursuant to Section 708(b)(1)(B) of the Code, the assets of the Partnership shall be deemed to have been distributed to the Partners (including such transferee) in liquidation of the Partnership pursuant to Article XX and recontributed by such Partners in reconstitution of the Partnership. The Capital Accounts of the Partnership following such deemed reconstitution shall be maintained in accordance with the principles of this Section 8.3.

       (d) COMPLIANCE WITH REGULATIONS. The Partners intend that the terms of this Agreement with respect to the computation and maintenance of Capital Accounts comply in all respects with the provisions of Regulation Section 1.704l(b)(2)(iv). Notwithstanding any other provisions of this Agreement, (1) the Partnership shall make all adjustments to the Capital Accounts required by Regulation
   Section 1.704l(b)(2)(iv), and (2) if at any time during the term of the Partnership it shall be determined by the General Partner that the Capital Accounts have not been computed and maintained in accordance with Regulation Section 1.704-l(b)(2)(iv), the Capital Accounts shall be retroactively adjusted so that they are computed and maintained in accordance with Regulation Section 1.704-l(b)(2)(iv).

   8.4 NO INTEREST ON CAPITAL CONTRIBUTIONS. No interest shall be paid on any Capital Contribution.

IX.   BOOKS, FISCAL YEAR,  REPORTS AND TAX MATTERS

   9.1 BOOKS. The General Partner shall maintain full and complete books and records for the Partnership at its principal office. Each Limited Partner and his representative shall have the right to inspect the books and records of the Partnership at any time during normal business hours upon written request to the General Partner, at which time such books and records shall be available for copying upon payment of reasonable charges therefor by the Limited Partner or his representative.

   9.2 FISCAL YEAR. The Partnership shall adopt a fiscal year beginning on the first day of January and ending on the last day of December of each year.

   9.3 REPORTS. The Partnership shall provide a quarterly financial summary to the Limited Partners entitled "Financial Status Report and Distributions." Such report shall not be prepared in accordance with generally accepted accounting principles. The quarterly report shall be provided to the Limited Partners no later than 15 days after the end of the month to which such report relates, provided that the reports for the first three months of the Partnership's operations may be provided within 15 days after the end of the fourth month of such operations. The General Partner shall also furnish a report to each Limited Partner containing such information as is pertinent for the preparation of such Limited Partner's federal income tax return no later than 90 days after the end of each tax year.

AGREEMENT OF LIMITED PARTNERSHIP - PAGE 9

   9.4 TAXATION AS A PARTNERSHIP. The General Partner, while serving as such, agrees to use its best efforts to cause there to be compliance at all times with applicable law to ensure that the Partnership will be classified as a partnership for federal income tax purposes.

   9.5 TAX MATTERS PARTNER. It is hereby agreed by all Partners that the General Partner shall be the "tax matters partner" for the Partnership, as that term is defined in Section 6231(a)(7) of the Code. As the tax matters partner, the General Partner shall be empowered to represent the Partnership and the Partners, at Partnership expense, in any administrative or judicial proceeding involving the federal income tax liability of the Partners resulting from Partnership activities.

X.   CASH DISTRIBUTIONS AND ALLOCATIONS OF INCOME AND LOSS

   10.1 DETERMINATION OF PROFIT AND LOSS. At the end of each fiscal year of the Partnership, all Partnership costs, realized losses, realized gains, and revenues shall be determined in accordance with generally accepted accounting principles and shall be charged or credited, as the case may be, to the Partners in accordance with the provisions of this Article X.

   10.2  CHARGING OF COSTS AND CREDITING OF REVENUES.

         (a) All dealer allowances and commissions and Organization and Offering Expenses incurred by the Partnership during any period in connection with the offer and sale of Units, shall be charged 99% to the Limited Partners and one percent (1%) to the General Partner. All other costs incurred by the Partnership during any period shall be allocated to the Partners in the same proportion as revenues are allocated to such Partners for such period.

        (b) All revenues of the Partnership for any period shall be credited as follows:

            (i) 100% shall be credited to the limited partners until they have received their twelve percent preferred rate of return.

            (ii) 85% shall be credited to the Limited Partners, until Payout has been achieved, in the percentage (the "Pre-Payout Ratio") for each Limited Partner that bears the same ratio to 85% as the number of Units owned by such Limited Partner bears to the aggregate number of Units outstanding, and the remaining 15% shall be credited to the General Partner. Payout shall be determined separately for each Limited Partner.

            (iii) As Payout is achieved for each Limited Partner, paragraph
   (ii) above shall no longer apply to such Limited Partner, and the revenue that would otherwise be credited to such Limited Partner pursuant to be Pre-Payout Ratio pursuant to paragraph (ii) above shall be reduced to a percentage (the "Post-Payout Ratio") equal to such Limited Partner's Pre-Payout Ratio multiplied by 50.505%. The excess of such Limited Partner's Pre-Payout Ratio over his Post-

AGREEMENT OF LIMITED PARTNERSHIP - PAGE 10

   Payout Ratio shall be allocated to the General Partner. The intent of this paragraph (ii) is to establish allocation ratios, once Payout has been achieved for all Limited Partners, of 50% for the Limited Partner in the aggregate and 50% for the General Partner.

           (iv) After Payout has been achieved for all Limited Partners, revenue shall be credited 50% to the Limited Partners (pro rata in accordance with the ratio of the Post-Payout Ratios to one another) and 50% to the General Partner.

   10.3 ALLOCATIONS FOR CAPITAL ACCOUNT PURPOSES. For purposes of computing and maintaining Capital Accounts pursuant to Section 8.3(a), each item of Capital Account Deduction shall be allocated to the Partners in the same proportions as the cost giving rise to such Capital Account Deduction was charged to the Partners pursuant to Section 10.2 and each item of Capital Account Gross Income shall be allocated to the Partners in the same proportions as the revenue giving rise to such Capital Account Gross Income was credited to the Partners pursuant to Section 10.2.

   10.4  ALLOCATIONS FOR FEDERAL INCOME TAX PURPOSES

   (a) For federal income tax purposes, (i) each item of Partnership income and gain shall be allocated to the Partners in the same proportions as the corresponding item of Capital Account Gross Income was allocated to the Partners pursuant to Section 10.3 and (ii) each item of Partnership loss and deduction shall be allocated to the Partners in the same proportions as the corresponding item of Capital Account Deduction was allocated to the Partners pursuant to Section 10.3.

   (b) Notwithstanding any other provision of this Section, if any property is contributed to the Partnership as a Capital Contribution, the General Partner shall make such allocations of Partnership income, gains, losses and deductions and such adjustments to the Capital Accounts of the Partners that shall be necessary or appropriate to comply, to the extent possible, with the provisions of Section 704(c) of the Code with respect to such contributed property.

   10.5 SPECIAL PROVISIONS REGARDING CERTAIN ALLOCATIONS TO LIMITED PARTNERS. Notwithstanding any other provisions of this Article X, if, and to the extent that, an allocation of Capital Account Deduction to a Limited Partner pursuant to Section 10.3 would cause such Partner's Capital Account to be negative as of the end of the Partnership's taxable year to which such allocation relates, (a) such Capital Account Deduction (and the corresponding item of deduction or loss for federal income tax purposes) shall instead be allocated to the General Partner and (b) the cost giving rise to such Capital Account Deduction shall be charged to the General Partner rather than to such Limited Partner.

   10.6 QUALIFIED INCOME OFFSET. Notwithstanding any other provision of this Agreement to the contrary, for each taxable year of the Partnership, each Partner's Capital Account shall be reduced for all adjustments, allocations and distributions described in Section 1.704-

AGREEMENT OF LIMITED PARTNERSHIP - PAGE 11 l(b)(2)(ii)(d)(4),(5) and (6) of the Regulations. If, with respect to any taxable year of the Partnership, a Partner receives an adjustment, allocation or distribution described in Section 1.704-l(b)(2)(ii)(d)(4), (5) or (6) of the Regulations that results in such Partner's Capital Account having a negative balance, Capital Account Gross Income (and the corresponding items of income for federal income tax purposes) for such taxable year and all subsequent taxable years shall be allocated to such Partner in an amount and manner sufficient to eliminate such negative balance in such Partner's Capital Account as quickly as possible. The provisions of this Section 10.6 are intended to constitute a "qualified income offset" within the meaning of
Section 1.704-l(b)(2)(ii)(d)(3) of the Regulations.

   10.7 ALLOCATIONS ATTRIBUTABLE TO TRANSFERRED INTERESTS. If an interest in the Partnership is considered to have been transferred during any taxable year of the Partnership, unless otherwise required by law, all amounts attributable to such interest for such taxable year shall be divided and allocated proportionately to the transferor and the transferee based upon the number of days during such taxable year for which each party was the owner of such interest. Notwithstanding any provisions above to the contrary, all items (for purposes of computing and maintaining Capital Accounts pursuant to Section 8.3(a) and for federal income tax purposes) resulting from a disposition of all or substantially all of the assets of the Partnership shall be allocated solely to the persons owning interests in the Partnership as of the date such disposition occurs.

10.8  DISTRIBUTIONS.

   (a) The General Partner will make distributions of the Partnership's available cash, after adequate reserves determined in the sole discretion of the General Partner, to the Partners on a monthly basis by the 15th day of the following month. Cash distributions to the Partners will be made in the same proportions that the revenue giving rise to the distributed funds were credited to such Partners pursuant to Section 10.2 above.

   (b) The provisions of this Section 10.8 shall not apply to distributions in liquidation of the Partnership, which are governed by the provisions of
Section 20.1.

10.9 POSSIBLE ADDITIONS AND REVISIONS. The provisions of this Article have been prepared in such a manner that certain circumstances deemed unlikely to arise (e.g., the contribution of appreciated or depreciated property to the Partnership, the incurrence of non recourse indebtedness by the Partnership or the subsequent contribution of money or property to the Partnership by a new Partner in consideration for an interest in the Partnership) have not been dealt with in terms of Capital Account adjustment and allocations provisions. Should such unlikely circumstances nevertheless exist, the General Partner is hereby authorized to amend or supplement this Agreement, in a manner that is consistent with the existing provisions of this Agreement to the extent reasonable possible) and the Code and the Regulations, to deal with such circumstances.

XI.   MANAGEMENT OF PARTNERSHIP BY GENERAL PARTNER

AGREEMENT OF LIMITED PARTNERSHIP - PAGE 12

   11.1 MANAGEMENT. The General Partner shall manage the business of the Partnership. The General Partner shall devote to the Partnership so much of its time as is necessary or required for the effective conduct and operation of the Partnership's business.

         11.2 POWERS OF THE GENERAL PARTNER. The General Partner shall have full charge of overall management, conduct, and operation of the Partnership in all respects and in all matters, and shall have the authority to act on behalf of the Partnership in all matters respecting the Partnership, its business, and its property, subject to any limitations provided by law or in this Agreement. Notwithstanding the foregoing, the General Partner may not take any of the following actions on behalf of the Partnership without the prior Consent of Limited Partners:

         (a) Commingle the funds of the Partnership with the funds of any other person or entity.

         (b)   Take any action in contravention of this Agreement.

         (c)   Amend this Agreement.

   11.3 RIGHT TO RELY UPON THE AUTHORITY OF GENERAL PARTNER. Persons dealing with the Partnership may rely upon the representation of the General Partner that it has the authority to make any commitment or undertaking on behalf of the Partnership. No purchaser of any property or interest therein owned by the Partnership shall be required to determine the sole and exclusive authority of the General Partner to sign and deliver on behalf of the Partnership any instrument of transfer with respect thereto or to see to the application or distribution of revenues or proceeds paid or credited in connection therewith unless such purchaser shall have received written notice from the Partnership affecting the same.

   11.4 COMPENSATION OF THE GENERAL PARTNER. For managing the Partnership on a day-to-day basis, the General Partner will receive a management equal to $500.00 per month per operating store.

   11.5 EXCULPATION AND INDEMNIFICATION OF THE GENERAL PARTNER. Neither the General Partner nor any Affiliate thereof shall have any liability to the Partnership or to any Limited Partner for any loss incurred by the Partnership or such Limited Partner which arises out of any action or inaction of either or both of the General Partner or Affiliate thereof if the General Partner involved or Affiliate thereof in good faith determined that such course of conduct was in the best interest of the Partnership and such course of conduct did not constitute gross negligence or gross misconduct of the General Partner involved or Affiliate thereof. The General Partner and each Affiliate thereof shall be indemnified by the Partnership against losses, judgments, liabilities, expense and amounts paid in settlement of any claims sustained in connection with the Partnership, provided the losses were not the result of gross negligence of gross misconduct on the part of the General Partner involved or an Affiliate thereof.

AGREEMENT OF LIMITED PARTNERSHIP - PAGE 13

XII. INDEPENDENT ACTIVITIES OF PARTNERS

   Any of the Partners may engage in or possess an interest in other business ventures of every nature and description, independently or with others, including but not limited to, the ownership, financing, leasing, management, syndication or investments in real or personal property of any kind whatsoever, and neither the Partnership nor any of the Partners shall have any right by virtue of this Agreement in and to such independent ventures or to the income or profits derived therefrom.

XIII. POWER OF ATTORNEY

   Each Limited Partner does irrevocably constitute and appoint the General Partner as such Limited Partner's true and lawful attorney-in-fact, with full power and authority in such Limited Partner's name, place and stead to:

        (a) Execute, swear to, acknowledge, deliver, file and record in the appropriate public offices the following:

            (1) This Agreement and the Partnership's Certificate of the Limited Partnership, for the purpose of forming the Partnership and admitting to the Partnership as Limited Partners each person to be so admitted.

            (2) One or more amendments to this Agreement or the Certificate of Limited Partnership as may be adopted from time to time pursuant to
   Section 21.3;

            (3) All fictitious name certificates and other certificates and instruments (including counterparts of this Agreement) which the General Partner deems appropriate to qualify or continue the Partnership as a limited partnership or to form additional partnerships wherein the Limited Partners will have limited liability in the jurisdictions in which the Partnership or such additional partnerships may conduct business; and

            (4) All filings with agencies of the federal government or any other jurisdiction which the General Partner deems appropriate to carry out the business of the Partnership.

        (b) Compromise, on behalf of such Limited Partner, any obligation of a Limited Partner to return money or property paid or distributed to such Limited Partner in violation of law.

AGREEMENT OF LIMITED PARTNERSHIP - PAGE 14

   The power of attorney granted herein is hereby declared irrevocable and a power coupled with an interest, shall survive the death or disability of a Limited Partner and shall extend to such Limited Partner's heirs, successors and assigns.

XIV.  POWERS OF THE LIMITED PARTNERS: LIMITED LIABILITY

  14.1 POWERS OF THE LIMITED PARTNERS. The Limited Partners as such shall not take part in the management of the business of, or transact any business for, the Partnership and shall have no power to sign for or bind the Partnership, except where a Limited Partner is also a General Partner.

  14.2  LIMITED LIABILITY.

        (a) Anything to the contrary herein expressed or implied notwithstanding, no Limited Partner (except where a Limited Partner is also a General Partner) shall be personally liable for any of the debts of the Partnership or any of the losses thereof in excess of his share of Partnership assets, Capital Contributions which he has made or is obligated to make to the Partnership, and his share of the Partnership's income and gains.

       (b) Except as otherwise provided by the Texas Revised
  Limited Partnership Act or herein, the Partnership may not make a distribution to the Partners to the extent that, immediately after giving effect to the distribution and despite any compromise of a claim as provided in Section 14.2(d), all liabilities of the Partnership, other than liabilities to Partners with respect to their Partnership interests and liabilities for which the recourse of creditors is limited to specified property of the Partnership, exceed the fair value of Partnership assets, except that the fair value of the property that is subject to a liability for which recourse of creditors is limited shall be included in the Partnership assets only to the extent that the fair value of that property exceeds that liability.

      (c) A Limited Partner who receives a distribution that is not permitted by Section 14.2(b) has no liability to return the distribution unless the Limited Partner knew that the distribution violated Section 14.2(b). This Section 14.2(c) does not affect any obligation of a Limited Partner under applicable law to return the distribution.

      (d) The General Partner will have the power and authority to compromise, without the consent of any Limited Partner, any obligation a Limited Partner may have to so repay amounts previously distributed to him in violation of the Texas Revised
  Limited Partnership Act or this Agreement.

  14.3  MEETINGS OF, OR ACTIONS BY, THE LIMITED PARTNERS

        (a) Meetings of the Limited Partners to vote upon any matters as to which the Limited Partners are authorized to take action under this Agreement or the Texas Revised Limited
  Partnership Act may be requested at any time by the General Partner or by the Limited Partners whose Units constitute not less than ten percent of the aggregate Units

AGREEMENT OF LIMITED PARTNERSHIP - PAGE 15 held by all Limited Partners by delivering written notice, either in person or by registered mail, of such call to the Limited Partners entitled to vote at such meeting to the effect that a meeting will be held at a time and place designated in such notice, which shall be not less than five days after notice of the meeting is given in the manner provided in Section 21.1 hereof. Included with the notice of a meeting shall be a detailed statement of the action proposed, including a verbatim statement of the wording of any resolution proposed for adoption by any Limited Partners and of any proposed amendment to this Agreement. All expenses of the meeting and notification shall be borne by the Partnership; provided, however, that all expenses of Limited Partners traveling to attend such meeting shall be borne by the Limited Partner incurring such expense.

        (b) Except as otherwise provided herein, action by the Limited Partners requires the Consent of the Limited Partners.
  Attendance by a Limited Partner at any meeting and voting in person shall revoke any written proxy submitted with respect to action proposed to be taken at such meeting.

       (c) A photographic, photostat, facsimile or similar reproduction of a writing signed by a Partner shall be regarded as signed by the Partner for purposes of this Agreement.

XV.  ASSIGNABILITY OF GENERAL AND LIMITED PARTNER INTERESTS

   15.1 GENERAL PARTNER INTERESTS. The General Partner shall have the right to sell, transfer or assign all or a portion of its interest without the approval of the Limited Partners. The assignee of the General Partner's interest may become a General Partner in the place of its assignor with respect to the assigned interest only with the Consent of the Limited Partners unless the assignee of the General Partner's interest is an Affiliate of the General Partner, in which event the Consent of the Limited Partners shall not be required. In the event of an assignment of the General Partner's entire interest in the Partnership and the substitution of the assignee as General Partner, the assignor's status as a General Partner shall be terminated.

  15.2 LIMITED PARTNER INTERESTS. Except as provided in this Article XV, no Limited Partner shall sell, transfer, encumber or otherwise dispose of, by operation of law or otherwise, the whole or any part of its interest in the Partnership or withdraw or retire from the Partnership. No assignment shall be valid or effective unless in compliance with the conditions contained in this Agreement, and any unauthorized transfer or assignment shall be void ab initio.

   15.3 RESTRICTIONS ON TRANSFER. The Limited Partner interests have been acquired for investment and have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws. Without such registration, such interests may not be sold, pledged, hypothecated or otherwise transferred at any time whatsoever, except upon delivery to the General Partner of an opinion of counsel that such registration is not required for such transfer or the submission to the General Partner of such other evidence as shall be satisfactory to the General Partner to the effect that any such transfer shall not be in violation of the Securities

AGREEMENT OF LIMITED PARTNERSHIP - PAGE 16

Act of 1933, as amended, or applicable state securities laws or any rule or regulation promulgated thereunder.

   15.4 ASSIGNMENT OF LIMITED PARTNER INTEREST WITHOUT SUBSTITUTION. Upon compliance with Section 15.3 hereof, together with the prior written consent of the General Partner, a Limited Partner may transfer all or any part of such Limited Partner's interest by a written instrument of assignment, the terms of which shall not be in contravention of any of the provisions of this Agreement, provided that the assignee thereof shall not become a substituted Limited Partner except in accordance with Section 15.5 hereof. The assigning Limited Partner shall deliver to the General Partner a written instrument of assignment in form and substance satisfactory to the General Partner, duly executed by the assigning Limited Partner or his personal representative or authorized agent. Said assignment shall be accompanied by such assurance of genuineness and effectiveness and by such consents or authorizations of any governmental or other authorities as may be reasonably required by the General Partner. An assignee shall be entitled to receive distributions from the Partnership attributable to the Partnership interest acquired by reason of any such assignment from and after the effective date of the assignment of such interest to such assignee; provided, however, that the Partnership shall be entitled to treat the assignor of such Partnership interest as the absolute owner thereof in all respects, and shall incur no liability for distributions made in good faith to such assignor until such time as the written instrument of assignment has been approved by the General Partner and recorded on its books and the effective date of the assignment has passed.

   15.5 SUBSTITUTED LIMITED PARTNER. Except as otherwise provided in this Agreement, an assignee of the whole or any portion of a Limited Partner's interest in the Partnership shall not have the right to become a Limited Partner in place of its assignor unless (i) the General Partner is provided with all documents and agreements it reasonably requests and (ii) the General Partner shall give its written consent thereto. An assignee of a Limited Partner interest will be recognized by the Partnership as a Limited Partner as of the day following the date of satisfaction of the foregoing conditions.

   15.6 DEATH LEGAL INCOMPETENCY, OR DISSOLUTION OF LIMITED PARTNER. The death, legal incompetency, dissolution, or other disability of a Limited Partner shall not dissolve or terminate the Partnership.

XVI. LOANS TO THE PARTNERSHIP

   The Partnership may from time to time, borrow such amounts from such persons (including the Partners or their Affiliates) payable on such terms as the General Partner may determine, and may pledge, mortgage, or otherwise encumber the assets of the Partnership in connection with any such borrowing.

XVII. REPRESENTATIONS OF THE LIMITED PARTNERS

AGREEMENT OF LIMITED PARTNERSHIP - PAGE 17

  A Limited Partner, by executing this Agreement, represents that:

     (a) Such Partner, if a natural person, has reached the age of majority.

     (b) Such Partner is sufficiently experienced in business matters to recognize that the Partnership will be newly organized, has no history of operations or earnings and is a speculative venture.

     (c) Such Partner has carefully reviewed this Agreement and the exhibits hereto and all pertinent literature and in making an investment in the Partnership, has relied solely on his independent investigation and upon his own tax and legal counsel. Such Partner has not construed the provisions of this Agreement or any other information provided by the Partnership as legal or tax advice.

      (d) Such Partner has had an opportunity to ask questions of and receive satisfactory answers from the Partnership, or any person or persons acting on its behalf, concerning the terms and conditions of this investment, and all such questions have been answered to the full satisfaction such Partner.

     (e) Such Partner is purchasing his interest for his own account for investment and not with the view toward resale or distribution in a manner which would require registration under the Securities Act of 1933, as amended, or any applicable state securities laws, and he does not now have any reason to anticipate any change in his circumstances or other particular occasion or event which would cause him to sell the interest.

XVIII.  WITHDRAWAL OF GENERAL PARTNER


   18.1 EVENT OF WITHDRAWAL. The General Partner shall cease to be a General Partner of the Partnership upon the occurrence of an Event of Withdrawal with respect to such General Partner.

   18.2 VOLUNTARY WITHDRAWAL. The General Partner shall not voluntarily withdraw from the Partnership except with the Consent of the Limited Partners.

   18.3 CONVERSION TO LIMITED PARTNER INTEREST UPON OCCURRENCE OF EVENT OF WITHDRAWAL. Upon the occurrence of an Event of Withdrawal with respect to the General Partner except as described in Section 5.9(12) relating to assignment of all the General Partner's interest in the Partnership, the interest of the General Partner shall be converted, as of the date of the Event of Withdrawal, to that of a Limited Partner, without any change in allocations of income and loss allocable to such interest or such General Partner's Capital Account and right to distributions.

XIX. DISSOLUTION OF THE PARTNERSHIP

AGREEMENT OF LIMITED PARTNERSHIP - PAGE 18

   19.1 DISSOLUTION. Except as otherwise provided in this Agreement, no Partner shall have the right to cause dissolution of the Partnership before the expiration of the term for which it is formed. The Partnership shall be dissolved upon the happening of the earlier to occur of the following events, and no other events shall cause dissolution of the Partnership:

       (a) The expiration of the term of the Partnership as specified in
  Article IV;

       (b) The decision of the General Partner to dissolve the Partnership;
  or

       (c) The occurrence of an Event of Withdrawal with respect to the General Partner, unless (i) there remains at least one other General Partner, in which event the remaining General Partner shall continue the business of the Partnership, or (ii) if there is no remaining General Partner, then, within a period of 90 days from the date of occurrence of such Event of Withdrawal, Limited Partners, with the Consent of the Limited Partners, elect to continue the business of the Partnership and elect, effective as of the date of occurrence of such Event of Withdrawal, a successor General Partner.

  19.2 CONTINUATION OF THE BUSINESS OF THE PARTNERSHIP FOLLOWING AN EVENT OF WITHDRAWAL.

       (a) Notwithstanding anything contained in Section 19.1, if upon the occurrence of an event as specified in Section 19.1(c) there is no remaining General Partner, a meeting of the Limited Partners shall be held at a place designated by the Limited Partners, which location will be decided by and among the Limited Partners within 45 days after the happening of such event to consider whether (a) to elect a successor General Partner, which successor General Partner shall then become the General Partner, and continue the Partnership on the same terms and conditions as are contained in this Agreement or (b) to wind up the affairs of the Partnership, liquidate its assets and distribute the proceeds therefrom in accordance with Article XX.

       (b) The continuance of the Partnership pursuant to the terms of Section l9.1(c) is conditioned upon (i) the amendment of the Certificate of Limited Partnership to reflect that the General Partner with respect to which the Event of Withdrawal has occurred (the "Terminated General Partner") has ceased to be a General Partner, and (ii) delivery to the Terminated General Partner of an indemnification agreement by the Partnership, in form and substance reasonably satisfactory to the Terminated General Partner, indemnifying and holding the Terminated General Partner harmless against all future liabilities of the Partnership. The indemnity described in clause (ii) of the preceding sentence shall require the Terminated General Partner to give the Partnership prompt notice of all claims against it pertaining to the Partnership and an opportunity to defend against all such claims.

XX.  DISTRIBUTION ON TERMINATION OF PARTNERSHIP

  20.1 LIQUIDATION.

AGREEMENT OF LIMITED PARTNERSHIP - PAGE 19

       (a) In the event of the dissolution of the Partnership, the General Partner shall wind up the affairs of the Partnership and, after payment of all liabilities of the Partnership (including liabilities to Partners who are creditors), shall distribute the remaining assets of the Partnership to the Partners in accordance with the positive balances in their respective Capital Accounts (after taking into account all adjustments thereto required by the provisions of Section 8.3 and Article X as a result of the operations of the Partnership during its final accounting period, as a result of the sale or other disposition of assets of the Partnership in connection with the winding up and liquidation of the Partnership and as a result of any unrealized gain or unrealized loss inherent in assets of the Partnership to be distributed in kind). In the discretion of the General Partner, assets of the Partnership distributed in liquidation may be distributed subject to liabilities in lieu of payment of such liabilities.

       (b) Notwithstanding any other provision of this Agreement, if at the time of the liquidation of the General Partner's interest in the Partnership (as described in this paragraph) General Partner has a negative balance in its Capital Account, after taking into account all adjustments required by the terms of this Agreement with respect to events occurring prior to or simultaneously with such liquidation, such General Partner, on or before the later of the end of the taxable year of the Partnership (determined without regard to Section 706(c)(2)(A) of the Code) in which such liquidation occurs or the 90th day after the date of such liquidation, shall make a Capital Contribution in an amount equal to the amount of such negative balance. For purposes of this subsection, a liquidation of the General Partner's interest in the Partnership shall be deemed to occur upon the earlier of (1) the date on which the Partnership is terminated pursuant to Section 708(b)(1) of the Code, (2) the date on which the Partnership ceases to be a going concern or (3) the date on which there is a liquidation of the Partner's interest in the Partnership within the meaning of Section 1.761-l(d) of the Regulations.

   20.2 NO LIABILITY FOR RETURN OF CAPITAL. The General Partner shall not be liable for the return of all or any part of the Capital Contributions of a Limited Partner. Any such return shall be made solely from Partnership assets.

   20.3 NO RIGHT OF PARTITION. The Partners shall have no right to receive Partnership property in kind, nor shall such Partners have the right to partition the Partnership property, whether or not upon dissolution and termination of the Partnership.

XXI. GENERAL PROVISIONS

   21.1 NOTICES. Except as otherwise provided herein, any notice, payment, distribution or other communication which shall be required to be given to a Limited Partner in connection with the business of the Partnership shall be duly given if in writing and delivered personally to the person to whom it is authorized to be given at the time of such delivery or, if sent by mail or telegraph, to the last address furnished by such Limited Partner in writing for such purpose as of the time of such mailing; and if to a General Partner or the Partnership, shall be given when

AGREEMENT OF LIMITED PARTNERSHIP - PAGE 20 actually received at the principal office of the Partnership or at such other address as such General Partner may hereafter specify.

   21.2 SURVIVAL OF RIGHTS. This Agreement shall be binding upon and inure to the benefit of the Partners and their respective heirs, legal representatives, successors and permitted assigns.

   21.3 AMENDMENT. This Agreement may be amended, modified and changed only with the consent of the General Partner and the Consent of the Limited Partners.

   21.4 LANGUAGE. Whenever the context requires, references in this Agreement to the singular number shall include the plural, the plural number shall include the singular, and words denoting gender headings in this Agreement are for convenience of reference only and shall not be considered in construing or interpreting this Agreement.

   21.5 AGREEMENT IN COUNTERPARTS. This Agreement, or any amendment thereto, may be executed in multiple counterparts, each of which shall be deemed an original Agreement, and all of which shall constitute one agreement notwithstanding that all of the Partners are not signatories to the original or the same counterpart. The execution of any or all of such counterparts may be evidenced by facsimile reproduction of the signature of the party so executing, with the same force and effect as an original signature.

   21.6 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF TEXAS.

   21.7 ADDITIONAL DOCUMENTS. Each Partner, upon the request of the others, agrees to perform any further acts and execute and deliver any documents which may be reasonably necessary to carry out the provisions of this Agreement.

   21.8 LIMITATION ON CREDITOR INTERESTS. No creditor who makes a non-recourse loan to the Partnership shall have or acquire at any time, as a result of making such loan, any direct or indirect interest in the profits, capital or property of the Partnership, other than as a secured creditor.

   21.9 VALIDITY AND SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under the present or future laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement.
Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and still be legal, valid, and enforceable.

AGREEMENT OF LIMITED PARTNERSHIP - PAGE 21

   IN WITNESS WHEREOF, the undersigned hereby execute this Agreement of Limited Partnership as of the date indicated above.

                           GENERAL PARTNER:

                           BDMAC, L.C..
                           By:  Bruce MacDonald, General Manager



                           By:
                               --------------------------------------
                               Bruce MacDonald, General Manager

                           LIMITED PARTNERS:

                           BDMAC, L.C.

                           [As attorney-in-fact for each of the parties
                           who has executed a Subscription Agreement in the form attached hereto as Attachment I which has been accepted by the General Partner with respect to the Partnership.]
                           By:  BDMAC, L.C., General Partner



                           By:
                               --------------------------------------
                               Bruce MacDonald, Manager


AGREEMENT OF LIMITED PARTNERSHIP - PAGE 22